Exhibit 99.2

Designated Filer:	MONARCH ALTERNATIVE CAPITAL LP

Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]

Date of Event Requiring Statement:	February 11, 2016

Joint Filer Information and Signatures

Joint Filers:

1.	Name:	MDRA GP LP
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

		By: /s/ Michael Weinstock		February 16, 2016
		Name:	Michael Weinstock	Date
		Title:	Member

2.	Name:	Monarch GP LLC
	Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP LLC

		By:/s/ Michael Weinstock		February 16, 2016
		Name:	Michael Weinstock	Date
		Title:	Member